                     SESECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             --------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Cash Technologies, Inc.
      ------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                   954558331
-------------------------------------------              ---------
(State of incorporation or organization)              (I.R.S. employer
                                                     identification no.)

1434 West 11/th/ Street
Los Angeles, Ca                                             90015
-------------------------------------------               ---------
(Address of principal executive offices)                  (zip code)

============================================================================
If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become
filing pursuant to General               effective simultaneously with the
Instruction A.(c) please check the       effectiveness of a concurrent
following. ___                           registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A.(d)please
                                         check the following. ___
============================================================================

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class       Name of each exchange on which
          to be so registered       each class is to be registered
          -------------------       ------------------------------

     Common Stock, $.01 par value               American Stock Exchange
     ----------------------------         -------------------------------

     ----------------------------         -------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Pursuant to Rule 12b-23 of the General Rules and Regulations under the Securities Exchange Act of 1934 and the instruction to this Item 1, reference is made to "Description of Securities" contained the Registrant's Definitive Prospectus dated July 8, 1998 filed as part of the Registrant's Registration Statement on Form SB-2, No. 333-6434, for a description of Registrant's Common Stock, $.01 par value, which description is incorporated by reference herein.

Item 2.   Exhibits
          --------

          Pursuant to Instruction II to Instructions as to Exhibits, the following exhibits have been filed with each copy of this Registration Statement filed with the American Stock Exchange but have not been filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission:

          (i) Registrant's most recent Report on Form 10KSB for the fiscal year ended May 31, 1999.

         (ii) Copies of all Current Reports on Form 8-K and Quarterly Reports on Form 10-QSB filed since August 31, 1999.

        (iii) Copies of Registrant's latest Definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act in connection with the Company's annual meeting of shareholders held on June 21, 1999.

         (iv) Copies of the Company's Certificate of Incorporation, as amended, and By-Laws.

          (v) Specimen of Registrant's Common Stock Certificate.

         (vi) Copy of Registrant's last Annual Report submitted to Stockholders for the Annual Meeting held on June 21, 1999.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CASH TECHNOLOGIES, INC.
                                         -------------------------------
                                                    (Registrant)



Dated: March 31, 2000               By /s/ Bruce Korman
                                      -----------------------------------
                                      Bruce Korman
                                      President and Chief Executive
                                      Officer